Exhibit H(3)

FORM OF

Appendix A

As of November 15, 2010, this Appendix A forms a part of the Amended, Restated and Consolidated Transfer Agency and Service Agreement dated as of January 1, 2008 (the “Consolidated Agreement”) between State Street Bank and Trust Company, the MassMutual Premier Funds, MassMutual Select Funds and Massachusetts Mutual Life Insurance Company. As of November 15, 2010, this Appendix A supercedes any previous versions of said Appendix.

Series or Portfolios

Portfolios	Classes
MassMutual Premier Funds	A,Y,S,L,N

MassMutual Premier Balanced Fund
MassMutual Premier Capital Appreciation Fund
MassMutual Premier Core Bond Fund
MassMutual Premier Discovery Value Fund
MassMutual Premier Diversified Bond Fund
MassMutual Premier Enhanced Index Core Equity Fund
MassMutual Premier Enhanced Index Growth Fund
MassMutual Premier Enhanced Index Value Fund
MassMutual Premier Focused International Fund
MassMutual Premier Global Fund
MassMutual Premier High Yield Fund
MassMutual Premier Inflation-Protected and Income Fund
MassMutual Premier International Bond Fund
MassMutual Premier International Equity Fund
MassMutual Premier Main Street Fund
MassMutual Premier Main Street Small Cap Fund
MassMutual Premier Money Market Fund	no Class L
MassMutual Premier Short-Duration Bond Fund
MassMutual Premier Small Company Opportunities Fund
MassMutual Premier Strategic Emerging Markets Fund
MassMutual Premier Value Fund

MassMutual Select Funds	A,Y,S,L,N

MassMutual Select Aggressive Growth Fund
MassMutual Select Blue Chip Growth Fund
MassMutual Select Core Opportunities Fund
MassMutual Select Destination Retirement 2010 Fund
MassMutual Select Destination Retirement 2015 Fund
MassMutual Select Destination Retirement 2020 Fund
MassMutual Select Destination Retirement 2025 Fund
MassMutual Select Destination Retirement 2030 Fund
MassMutual Select Destination Retirement 2035 Fund
MassMutual Select Destination Retirement 2040 Fund
MassMutual Select Destination Retirement 2045 Fund
MassMutual Select Destination Retirement 2050 Fund
MassMutual Select Destination Retirement Income Fund
MassMutual Select Diversified International Fund
MassMutual Select Diversified Value Fund

MassMutual Select Focused Value Fund	Class Z also
MassMutual Select Fundamental Value Fund	Class Z also
MassMutual Select Global Allocation Fund
MassMutual Select Indexed Equity Fund	Class Z also
MassMutual Select Large Cap Growth Fund
MassMutual Select Large Cap Value Fund
MassMutual Select Mid Cap Growth Equity Fund
MassMutual Select Mid Cap Growth Equity II Fund	Class Z also
MassMutual Select Mid-Cap Value Fund
MassMutual Select NASDAQ-100® Fund
MassMutual Select Overseas Fund	Class Z also
MassMutual Select PIMCO Total Return Fund	Class Z also
MassMutual Select Small Cap Growth Equity Fund	Class Z also
MassMutual Select Small Cap Value Equity Fund
MassMutual Select Small Company Growth Fund
MassMutual Select Small Company Value Fund	Class Z also
MassMutual Select Strategic Balanced Fund
MassMutual Select Strategic Bond Fund
MassMutual Select Value Equity Fund

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Name:	Eric Wietsma
Title:	Senior Vice President

MASSMUTUAL PREMIER FUNDS

By:
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

MASSMUTUAL SELECT FUNDS

By:
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

STATE STREET BANK AND TRUST COMPANY

By:
Name:	[ ]
Title:	[ ]